Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83963, No.333-86028, No.333-38466, No.333-51834, No.333-107976, No.333-142039), and Form S-8 (No.2-86474, No.2-91907, No.2-98732, No.33-6188, No.33-6203, No.33-13265, No.33-17720, No.33-30385, No.33-30386, No.33-36249, No.33-41999, No.33-42000, No.33-53054, No.33-66548, No.33-66546, No.33-55631, No.33-55633, No.33-55697, No.33-59981, No.33-59985, No.33-59987, No.333-12887, No.333-34285, No.333-57563, No.333-62159, No.333-74627, No.333-81433, No.333-81435, No.333-81437, No.333-90951, No.333-95421, No.333-38746 No.333-42888, No.333-43306, No.333-46436, No.333-52050, No.333-53584, No.333-57152, No.333-62960, No.333-66238, No.333-66240, No.333-69380, No.333-71900, No.333-96543, No.333-96549, No.333-96555, No.333-98807, No.333-106205, No.333-106206, No.333-115762, No.333-126594, No. 333-136560, and No. 333-142038) of LSI Corporation of our report dated February 29, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, CA
February 29, 2008